UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2007 (August 22, 2007)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01		23-2215075
(Commission File Number)		(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA		19512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operation

Item 1.01 – Entry into a Material Definitive Agreement

Consulting Agreement – Wayne R. Weidner

In accordance with the management succession plan of National Penn Bancshares, Inc. disclosed in September 2006, National Penn and its wholly-owned banking subsidiary, National Penn Bank, have entered into a Consulting Agreement with Wayne R. Weidner, National Penn’s Chairman, to take effect on January 1, 2008 after Mr. Weidner’s retirement as a full-time employee.  Mr. Weidner will continue as National Penn’s non-employee Chairman as of January 1, 2008.

This Consulting Agreement was entered into on August 27, 2007, after approval on August 22, 2007 by National Penn’s Board of Directors (meeting in Executive Session with no management or non-independent directors present).

The material terms and conditions of this Consulting Agreement are as follows:

•	The Agreement was entered into on August 27, 2007.
•	The Agreement will take effect on January 1, 2008.
•
Mr. Weidner will make himself available to provide general advising and consulting services to National Penn, including consultation and advice on strategy, tactics, business development, and mergers and acquisitions.

•	The term of the Agreement is from January 1, 2008 through April 27, 2010, unless earlier terminated due to death, disability or by either party.
•	Mr. Weidner’s compensation will be $10,625 per month, unless increased or decreased by mutual agreement at annual January 1 review dates.
•	In the event of death or total disability, all remaining unpaid consulting fees will be accelerated and be paid in one lump sum within 30 days.
•	In the event of a merger or sale of National Penn, all remaining unpaid consulting fees will be accelerated and be paid in one lump sum on the date of closing of such merger or sale.
•
If the Agreement is terminated unilaterally by National Penn, then National Penn will pay Mr. Weidner in one lump sum consulting fees for six months, unless the remaining term of the Agreement is less than six months in which case all remaining unpaid consulting fees will be due and payable in one lump sum.

•	National Penn will pay reasonable business expenses incurred by Mr. Weidner in providing services under the Agreement.

•	National Penn will provide Mr. Weidner with space and administrative support in National Penn’s headquarters office in Boyertown, Pennsylvania.
•
During the term of the Agreement and for an eight-month period thereafter, Mr. Weidner is precluded from assuming employment with or consulting for any other financial institution, and from the solicitation of any National Penn customer or employee.

•	During the term of the Agreement and at any time thereafter, Mr. Weidner is bound to protect National Penn’s trade secrets, proprietary data and confidential information.

The foregoing description of the Consulting Agreement is qualified in its entirety by the text of the Consulting Agreement, which is included in this Report as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Report is incorporated by reference in this Item 5.02.

Section  9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

10.1 Consulting Agreement dated as of August 27, 2007, among National Penn Bancshares, Inc., National Penn Bank, and Wayne R. Weidner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	August 28, 2007	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement dated as of August 27, 2007, among National Penn Bancshares, Inc., National Penn Bank, and Wayne R. Weidner.